Exhibit 99.1

ALJ REGIONAL HOLDINGS, INC. ANNOUNCES EARNINGS FOR THE THIRD QUARTER ENDED JUNE 30, 2019

NEW YORK, NY, August 12, 2019 – ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ”) announced results today for its third quarter ended June 30, 2019.

ALJ is a holding company, whose primary assets are its subsidiaries Faneuil, Inc. (“Faneuil”), Floors-N-More, LLC, d/b/a Carpets N' More (“Carpets”), and Phoenix Color Corp. (“Phoenix”).  Faneuil is a leading provider of call center services, back office operations, staffing services, and toll collection services to commercial and governmental clients across the United States. Carpets is one of the largest floor covering retailers in Las Vegas, Nevada, and a provider of multiple products for the commercial, retail, and home builder markets including all types of flooring, countertops, and cabinets.  Phoenix is a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books, and specialty commercial products using a broad spectrum of materials and decorative technologies.

Investment Highlights – Three and Nine Months Ended June 30, 2019

Consolidated Results for ALJ

•

ALJ recognized consolidated net revenue of $84.2 million for the three months ended June 30, 2019, a decrease of $5.4 million, or 6.1%, compared to $89.7 million for the three months ended June 30, 2018.  The decrease was primarily driven by lower sales volumes in cabinets, flooring, and countertops at Carpets.  ALJ recognized consolidated net revenue of $88.0 million for the three months ended March 31, 2019.

•

ALJ recognized a net loss of $7.2 million and loss per share of $0.19 (diluted) for the three months ended June 30, 2019, compared to net loss of $2.9 million and loss per share of $0.08 (diluted) for the three months ended June 30, 2018.  The increased net loss was driven by reduced net revenues and a $3.6 million non-cash deferred tax expense, somewhat offset by reduced selling, general and administrative expenses that reflect the completion of combining manufacturing facilities at Phoenix, process improvements and cost reductions at Carpets, and a $2.9 million litigation loss at Faneuil during the three months ended June 30, 2018.  ALJ recognized net income of $0.4 million and income per share of $0.01 (diluted) for the three months ended March 31, 2019.

•

ALJ recognized adjusted EBITDA of $5.2 million for the three months ended June 30, 2019, a decrease of $4.4 million, or 46.1%, compared to $9.6 million for the three months ended June 30, 2018.  The decrease was driven by the wind-down of existing customer contracts and timing delays related to the startup of recently awarded contracts at Faneuil, unfavorable product mix and planned lower sales volumes for packaging and books at Phoenix, and reduced revenues at Carpets, somewhat offset by process improvements and cost reductions at Carpets.  ALJ recognized adjusted EBITDA of $8.7 million for the three months ended March 31, 2019.

•

ALJ recognized consolidated net revenue of $266.0 million for the nine months ended June 30, 2019, a decrease of $13.7 million, or 4.9%, compared to $279.7 million for the nine months ended June 30, 2018.  The decrease was driven by lower sales volumes in cabinets, flooring, and countertops at Carpets, offset in part by new customer contracts at Faneuil.

•

ALJ recognized a net loss of $6.1 million and a loss per share of $0.16 (diluted) for the nine months ended June 30, 2019, compared to a net loss of $8.6 million and a loss per share of $0.23 (diluted) for the nine months ended June 30, 2018.  The decreased net loss was driven by reduced selling, general and administrative expenses that reflect the completion of combining manufacturing facilities at Phoenix, process improvements and cost reductions at Carpets, and a $2.9 million litigation loss at Faneuil during the nine months ended June 30, 2018, somewhat offset by reduced net revenues and a $3.6 million non-cash deferred tax expense during the nine months ended June 30, 2019.

•

ALJ recognized adjusted EBITDA of $22.5 million for the nine months ended June 30, 2019, a decrease of $1.3 million, or 5.3%, compared to $23.8 million for the nine months ended June 30, 2018.  The decrease was driven by the wind-down of existing customer contracts and timing delays related to the startup of recently awarded contracts at Faneuil, product mix and planned lower sales volumes for packaging at Phoenix, and increased headcount at ALJ corporate, offset in part by process improvements and cost reductions at Carpets.

•

ALJ estimates consolidated net revenue for the three months ending September 30, 2019 to be in the range of $78.5 million to $87.2 million, compared to $90.1 million for the three months ended September 30, 2018.

Jess Ravich, Chief Executive Officer of ALJ, said, “As we stated in our July 31 press release, results for the third fiscal quarter of 2019 were lower than prior year at both Faneuil and Phoenix.  We have already taken steps to improve overall profitability, which has already shown results and will be fully implemented over the next two quarters.  Our overall thesis remains unchanged, to invest in businesses with strong management teams that have the ability to increase adjusted EBITDA and free cash flow to maximize shareholder value.  ALJ will continue to look for acquisition targets that fit this profile.”

	Three Months Ended June 30,
Amounts in thousands, except per share amounts	2019	2018	$ Change	% Change
	(unaudited)	(unaudited)
Net revenue	$84,225	$89,660	$(5,435)	(6.1%)
Costs and expenses:
Cost of revenue	67,030	67,778	(748)	(1.1%)
Selling, general and administrative expense	18,037	21,058	(3,021)	(14.3%)
Disposal of assets and other gain	2	59	(57)	NM
Total operating expenses	85,069	88,895	(3,826)	(4.3%)
Operating (loss) income	(844)	765	(1,609)	(210.3%)
Other expense:
Interest expense, net	(2,701)	(2,526)	175	6.9%
Total other expense	(2,701)	(2,526)	175	6.9%
Loss before income taxes	(3,545)	(1,761)	(1,784)	NM
Provision for income taxes	(3,662)	(1,135)	(2,527)	NM
Net loss	$(7,207)	$(2,896)	$(4,311)	NM
Loss per share of common stock–basic and diluted	$(0.19)	$(0.08)	$(0.11)
Weighted average shares of common stock outstanding– basic and diluted	38,026	37,921

NM - Not Meaningful

	Nine Months Ended June 30,
Amounts in thousands, except per share amounts	2019	2018	$ Change	% Change
	(unaudited)	(unaudited)
Net revenue	$266,005	$279,719	$(13,714)	(4.9%)
Costs and expenses:
Cost of revenue	207,596	216,927	(9,331)	(4.3%)
Selling, general and administrative expense	52,510	59,418	(6,908)	(11.6%)
Disposal of assets and other gain	(221)	(173)	(48)	NM
Total operating expenses	259,885	276,172	(16,287)	(5.9%)
Operating income	6,120	3,547	2,573	72.5%
Other expense:
Interest expense, net	(8,041)	(7,979)	62	0.8%
Total other expense	(8,041)	(7,979)	62	0.8%
Loss before income taxes	(1,921)	(4,432)	2,511	NM
Provision for income taxes	(4,152)	(4,122)	30	NM
Net loss	$(6,073)	$(8,554)	$2,481	NM
Loss per share of common stock–basic and diluted	$(0.16)	$(0.23)	$0.07
Weighted average shares of common stock outstanding– basic and diluted	38,034	37,801

NM - Not Meaningful

Results for Faneuil

Anna Van Buren, CEO of Faneuil, stated, “During the quarter, several new projects experienced delayed customer driven ramp progressions, and one new project faced challenges during the ramp up. The delayed projects will all be up and running during the remainder of 2019 and the issues we faced with regard to the one challenging project have been resolved. In addition, we continue to invest in the talent and infrastructure necessary to support both our revenue growth and our margin improvement.  Our acquisition in July 2019 of Realtime Digital Innovations, LLC, a business solutions provider focusing on intelligence augmentation, process innovation and user experience, is one such investment that will help us increase our profit margins. We are also proud to report that Faneuil significantly expanded our commercial business during the quarter with five key new logo wins including multiple Blue Cross Blue Shield clients and two national healthcare payers.”

Faneuil recognized net revenue of $44.8 million for the three months ended June 30, 2019 compared to $43.9 million for the three months ended June 30, 2018.  Net revenue increased $0.9 million, or 2.0%.  Faneuil recognized net revenue of $46.6 million for the three months ended March 31, 2019.

Faneuil segment adjusted EBITDA was $0.5 million for the three months ended June 30, 2019 compared to $3.6 million for the three months ended June 30, 2018.  Segment adjusted EBITDA decreased $3.1 million due to the wind-down of existing customer contracts, timing delays related to the startup of recently awarded contracts, operational challenges related to the expansion of certain ongoing contracts, and increased costs in certain healthcare-related contracts.  Faneuil segment adjusted EBITDA was $2.8 million for the three months ended March 31, 2019.

Faneuil recognized net revenue of $146.6 million for the nine months ended June 30, 2019 compared to $143.3 million for the nine months ended June 30, 2018.  Net revenue increased $3.2 million, or 2.3%, due to new customer contract awards.

Faneuil segment adjusted EBITDA was $8.3 million for the nine months ended June 30, 2019 compared to $10.2 million for the nine months ended June 30, 2018.  Segment adjusted EBITDA decreased $2.0 million due to the wind-down of existing customer contracts, operational challenges related to the expansion of certain ongoing contracts, and timing delays related to the startup of recently awarded contracts.

Faneuil estimates its net revenue for the three months ending September 30, 2019 to be in the range of $44.0 million to $48.9 million, compared to $44.9 million for the three months ended September 30, 2018.

Faneuil’s contract backlog expected to be realized within the next twelve months as of June 30, 2019 was $202.3 million compared to $107.3 million as of June 30, 2018 and $167.6 million as of March 31, 2019.  Faneuil’s total contract backlog as of June 30, 2019 was $495.0 million as compared to $259.0 million as of June 30, 2018 and $403.4 million as of March 31, 2019.  Faneuil’s backlog increase was primarily driven by new healthcare customer contract awards, and the Metro ExpressLanes Customer Service Center Operations contract by the Los Angeles County Metropolitan Transportation Authority (or LA Metro), awarded in February 2019.  Faneuil’s backlog fluctuates depending on the timing of new contract awards.

Results for Carpets

Steve Chesin, CEO of Carpets stated, “We continue to execute on our strategic goals, which include generating efficiencies across all products lines.  Carpets adjusted EBITDA margin continues to improve quarter over quarter as well as on a year-over-year basis.  Our primary focus is increasing adjusted EBITDA while providing outstanding customer service.”

Carpets recognized net revenue of $12.8 million for the three months ended June 30, 2019 compared to $18.0 million for the three months ended June 30, 2018.  Net revenue decreased $5.3 million, or 29.1%, which was primarily attributable to lower sales volumes from cabinets, flooring, and countertops.  Carpets recognized net revenue of $12.1 million for the three months ended March 31, 2019.

Carpets recognized segment adjusted EBITDA of $0.5 million for the three months ended June 30, 2019 compared to $0.6 million for the three months ended June 30, 2018. Segment adjusted EBITDA decreased by $0.1 million due to lower sales volumes, which decreased more than the impact of process improvements and cost reductions.  Carpets recognized segment adjusted EBITDA of $0.3 million for the three months ended March 31, 2019.

Carpets recognized net revenue of $37.2 million for the nine months ended June 30, 2019 compared to $53.4 million for the nine months ended June 30, 2018.  Net revenue decreased $16.1 million, or 30.3%, which was primarily attributable to lower sales volumes from cabinets, flooring, and countertops.

Carpets recognized segment adjusted EBITDA of $0.9 million for the nine months ended June 30, 2019 compared to segment adjusted EBITDA loss of ($0.4) million for the nine months ended June 30, 2018. Segment adjusted EBITDA increased by $1.3 million due to process improvements and cost reductions.

Carpets estimates its net revenue for the three months ending September 30, 2019 to be in the range of $9.8 million to $10.9 million, compared to $15.1 million for the three months ended September 30, 2018.

Carpets’ total backlog as of June 30, 2019 was $11.0 million, all of which is expected to be fully realized within the next 12 months, compared to $15.2 million as of June 30, 2018 and $11.4 million as of March 31, 2019.

Results for Phoenix

Marc Reisch, CEO of Phoenix, stated, "The four percent decrease in our fiscal third quarter revenues was due to planned lower packaging sales and an unfavorable sales mix versus prior year, offset in part by higher component sales. The decrease of $1.1 million of segment adjusted EBITDA versus prior year was due primarily to the unfavorable sales mix for the quarter partially offset by lower general and administrative expenses.”

Phoenix recognized net revenue of $26.7 million for the three months ended June 30, 2019 compared to $27.8 million for the three months ended June 30, 2018. Net revenue decreased $1.1 million, or 3.8%.  Phoenix recognized net revenue of $29.3 million for the three months ended March 31, 2019.

Phoenix recognized segment adjusted EBITDA of $4.9 million for the three months ended June 30, 2019 compared to $6.0 million for the three months ended June 30, 2018.  Phoenix recognized segment adjusted EBITDA of $6.3 million for the three months ended March 31, 2019.

Phoenix recognized net revenue of $82.2 million for the nine months ended June 30, 2019 compared to $83.0 million for the nine months ended June 30, 2018. Net revenue decreased $0.8 million, or 1.0%.

Phoenix recognized segment adjusted EBITDA of $15.4 million for the nine months ended June 30, 2019 compared to $15.6 million for the nine months ended June 30, 2018.  Segment adjusted EBITDA decreased $0.2 million due to reduced net revenues somewhat offset by reduced selling, general and administrative expenses that reflect the completion of combining manufacturing facilities.

Phoenix estimates its net revenue for the three months ending September 30, 2019 to be in the range of $24.7 million to $27.4 million as compared to $30.1 million for the three months ended September 30, 2018.

Phoenix’s contract backlog expected to be realized within the next twelve months as of June 30, 2019 was $71.4 million as compared to $66.6 million as of June 30, 2018 and $69.5 million as of March 31, 2019.  Phoenix’s total contract backlog as of June 30, 2019 was $187.3 million as compared to $157.3 million as of June 30, 2018 and $146.9 million as of March 31, 2019.

Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, presentations, and webcasts, we may present certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding ALJ that is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from, or as a substitute for, the comparable GAAP financial measure.

We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of our company.  ALJ defines adjusted EBITDA as net income (loss) before depreciation and amortization, interest expense, litigation loss, restructuring expenses, lease payments in anticipation of facility shutdown, loan amendment fees, stock-based compensation, acquisition-related expenses, disposal of fixed assets and other gain, provision for income taxes, and other non-recurring items.  Adjusted EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.  Below are reconciliations of our net income(loss), the most directly comparable GAAP measure, to consolidated adjusted EBITDA:

	Three Months Ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change
	(unaudited)	(unaudited)
Net loss	$(7,207)	$(2,896)	$(4,311)	(148.9%)
Depreciation and amortization	5,598	4,718	880	18.7%
Litigation loss	—	2,910	(2,910)	NM
Interest expense	2,701	2,526	175	6.9%
Stock-based compensation	185	249	(64)	(25.7%)
Acquisition-related expenses	85	106	(21)	—
Lease payments in anticipation of facility shutdown	73	—	73	—
Restructuring expenses	66	779	(713)	(91.5%)
Disposal of assets and other gain	2	59	(57)	NM
Provision for income taxes	3,662	1,135	2,527	NM
Consolidated Adjusted EBITDA	$5,165	$9,586	$(4,421)	(46.1%)

NM - Not Meaningful

	Nine Months Ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change
	(unaudited)	(unaudited)
Net loss	$(6,073)	$(8,554)	$2,481	29.0%
Depreciation and amortization	14,881	14,401	480	3.3%
Interest expense	8,041	7,979	62	0.8%
Litigation loss	—	2,910	(2,910)	NM
Lease payments in anticipation of facility shutdown	579	—	579	—
Stock-based compensation	556	812	(256)	(31.5%)
Loan amendment fees	337	—	337	—
Restructuring expenses	163	2,042	(1,879)	(92.0%)
Acquisition-related expenses	97	229	(132)	(57.6%)
Disposal of assets and other gain	(221)	(173)	(48)	NM
Provision for income taxes	4,152	4,122	30	0.7%
Consolidated Adjusted EBITDA	$22,512	$23,768	(1,256)	(5.3%)

NM - Not Meaningful

Supplemental Consolidated Financial Information - Segment Net Revenue, Segment Adjusted EBITDA, and Debt

	Three Months Ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change
	(unaudited)	(unaudited)
Segment Net Revenue
Faneuil	$44,773	$43,893	$880	2.0%
Carpets	12,763	18,013	(5,250)	(29.1%)
Phoenix Color	26,689	27,754	(1,065)	(3.8%)
Total Segment Net Revenue	$84,225	$89,660	$(5,435)	(6.1%)

	Three Months Ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change
	(unaudited)	(unaudited)
Segment Adjusted EBITDA
Faneuil	$518	$3,604	$(3,086)	(85.6%)
Carpets	478	582	(104)	(17.9%)
Phoenix Color	4,881	6,021	(1,140)	(18.9%)
Corporate	(712)	(621)	(91)	(14.7%)
Total Segment Adjusted EBITDA	$5,165	$9,586	$(4,421)	(46.1%)

	Nine Months Ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change
	(unaudited)	(unaudited)
Segment Net Revenue
Faneuil	$146,565	$143,320	$3,245	2.3%
Carpets	37,213	53,354	(16,141)	(30.3%)
Phoenix Color	82,227	83,045	(818)	(1.0%)
Total Segment Net Revenue	$266,005	$279,719	$(13,714)	(4.9%)

	Nine Months Ended June 30,
Amounts in thousands	2019	2018	$ Change	% Change
	(unaudited)	(unaudited)
Segment Adjusted EBITDA
Faneuil	$8,257	$10,229	$(1,972)	(19.3%)
Carpets	910	(384)	1,294	337.0%
Phoenix Color	15,437	15,640	(203)	(1.3%)
Corporate	(2,092)	(1,717)	(375)	(21.8%)
Total Segment Adjusted EBITDA	$22,512	$23,768	$(1,256)	(5.3%)

As of June 30, 2019, and September 30, 2018, consolidated debt and consolidated net debt were comprised of the following (exclusive of deferred financing costs):

	June 30,	September 30,
Amounts in thousands	2019	2018
	(unaudited)
Term loan payable	$83,133	$84,974
Line of credit	13,327	8,739
Equipment financing agreement	3,424	—
Capital leases	5,380	7,336
Total debt	105,264	101,049

Cash	2,971	2,000
Net debt	$102,293	$99,049

Most of the increased borrowings under our line of credit in the recent quarter was in connection with the building out of three additional call centers for Faneuil.

As of June 30, 2019, ALJ was in compliance with all debt covenants.

	Financial Covenants Compliance
	June 30, 2019
	(actual)	(required)
Leverage Ratio	3.33	< 3.50
Fixed Charges Ratio	1.13	> 1.05

About ALJ Regional Holdings, Inc.

ALJ Regional Holdings, Inc. is the parent company of (i) Faneuil, Inc., a leading provider of outsourcing and co-sourced services to both commercial and government entities in the healthcare, utility, retail, toll and transportation industries, (ii) Floors-N-More, LLC, d/b/a Carpets N' More, one of the largest floor covering retailers in Las Vegas and a provider of multiple finishing products for commercial, retail and home builder markets including all types of flooring, countertops, and cabinets, and (iii) Phoenix Color Corp., a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

Forward-Looking Statements

ALJ’s fiscal third quarter ended June 30, 2019 earnings release and related communications contain forward-looking statements within the meaning of federal securities laws. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements about our financial projections and business growth, expected new customer contract awards and additional volume from existing customers for Faneuil, the impact of planned investments in technology and resources for Faneuil, process improvements and cost reductions implemented by Carpets, the planned volume reductions in packaging by Phoenix, any implication that any of the Company’s subsidiaries’ backlog is indicative of future operating results, and other statements including the words "will," “estimate,” and "expect" and similar expressions.  You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially are discussed in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov.  All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.